Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

KinderCare Learning Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(a)	27,600,000	$27.00	$745,200,000(2)	0.00014760	$109,992.00

Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)			$105,000,000(3)	0.00014760	$15,498.00

	Total Offering Amount					$745,200,000		$109,992.00

	Total Fees Previously Paid							$15,498.00

	Total Fees Offsets							$42,205.59(4)

	Net Fee Due							$52,289.00

(1)	Includes 3,600,000 shares the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)

A registration fee of $57,703.59 was previously paid in connection with the Prior S-1 (defined below) with $9,270 paid at the initial filing of the Registration Statement and $48,433.59 paid with the amended Registration Statement. In accordance with Rule 457(o) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement on September 6, 2024 (File No. 333-281971) was offset by $15,498.00, leaving an aggregate of $42,205.59 in fees available for offset immediately prior to the filing of this amended Registration Statement on September 30, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	KC Holdco, LLC(1)	S-1	333-260337(2)	October 18, 2021		$42,205.59	Equity	Common stock, $0.01 par value per share		$622,476,729

Fee Offset Sources	KC Holdco, LLC(1)	S-1	333-260337(2)		November 8, 2021						$57,703.59

(1)	In 2022, KC Holdco, LLC was converted into a Delaware corporation and renamed KinderCare Learning Companies, Inc.
(2)

The Registrant paid a registration fee of $57,703.59 in connection with the registration of $622,476,729 of shares of common stock, par value $0.01 per share, pursuant to the amended Registration Statement on Form S-1, filed on November 8, 2021 (File No. 333-260337) by KC Holdco, LLC, of which $9,270.00 was previously paid in connection with the Registration Statement on Form S-1, filed on October 18, 2021 (File No. 333-260337) (together, the “Prior S-1”). The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on July 26, 2023. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement was offset by $15,498.00, leaving an aggregate of $42,205.59 in fees available for offset immediately prior to the filing of this amended Registration Statement on September 30, 2024.